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                                                                    EXHIBIT 13.1


                                  CERTIFICATION

     The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2005 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

     Agustin Garcia Mansilla, the Chief Executive Officer and Gustavo Castelli, the Chief Financial Officer of Quilmes Industrial (Quinsa), Societe Anonyme, each certifies that, to the best of his knowledge:

     1. the report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Quilmes Industrial (Quinsa), Societe Anonyme.

Date:  June 30, 2006

QUILMES INDUSTRIAL (QUINSA), SOCIETE ANONYME


By:      /s/ Agustin Garcia Mansilla
         --------------------------------------------------
         Name:   Agustin Garcia Mansilla
         Title:  Chief Executive Officer



QUILMES INDUSTRIAL (QUINSA), SOCIETE ANONYME


By:      /s/ Gustavo Castelli
         -------------------------------------------------
         Name:   Gustavo Castelli
         Title:  Chief Financial Officer